Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statements on Form S-3

The undersigned Duke Energy Corporation, a Delaware corporation, and certain of its officers and/or directors, do each hereby constitute and appoint David L. Hauser, Lynn J. Good, Robert T. Lucas III and Julia S. Janson, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 4th day of April, 2006.

DUKE ENERGY CORPORATION
(Registrant)

By:	/s/ James E. Rogers
Name: James E. Rogers
Title: President and Chief Executive Officer

(Corporate Seal)

ATTEST:

SIGNATURE	TITLE

/s/ James E. Rogers James E. Rogers	Director and President and Chief Executive Officer (Principal Executive Officer)

/s/ David L. Hauser David L. Hauser	Chief Financial Officer (Principal Financial Officer)

/s/ Steven K. Young Steven K. Young	Vice President and Controller (Principal Accounting Officer)

/s/ Paul M. Anderson Paul M. Anderson	Director

/s/ G. Alex Bernhardt Sr. G. Alex Bernhardt Sr.	Director

/s/ Michael G. Browning Michael G. Browning	Director

/s/ Phillip R. Cox Phillip R. Cox	Director

/s/ Ann Maynard Gray Ann Maynard Gray	Director

/s/ James H. Hance Jr. James H. Hance Jr.	Director

/s/ James T. Rhodes James T. Rhodes	Director

/s/ Dudley S. Taft Dudley S. Taft	Director